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As filed with the Securities and Exchange Commission on December 5, 2003

Registration No. 333-110312

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2581418 (I.R.S. Employer Identification Number)
383 Route 46 West Fairfield, New Jersey 07004 (973) 882-1505 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Daniel Glassman
President, Chief Executive Officer and Chairman of the Board
Bradley Pharmaceuticals, Inc.
383 Route 46 West
Fairfield, New Jersey 07004
(973) 882-1505
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Theodore L. Polin, Esq. Epstein Becker & Green, P.C. 250 Park Avenue New York, New York 10177 (212) 351-4500	Jeffrey S. Marcus, Esq. Lloyd Harmetz, Esq. Tanisha M. Little, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104 (212) 468-8000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Item 16. Exhibits.

Exhibit Number		Description of Documents
1.1		Form of Underwriting Agreement
5.1	*	Opinion of Epstein Becker & Green, P.C.
23.1	*	Consent of Grant Thornton LLP
23.2	*	Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1)
24.1	*	Power of Attorney (see page II-3 of the initial filing of the registration statement)

*
Previously filed

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, New Jersey, on the 5th day of December, 2003.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. BRENT LENCZYCKI
R. Brent Lenczycki, CPA Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel Glassman	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 5, 2003
/s/ R. BRENT LENCZYCKI, CPA R. Brent Lenczycki, CPA	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 5, 2003
* Michael Bernstein	Director	December 5, 2003
* C. Ralph Daniel, III, M.D.	Director	December 5, 2003
* Andre Fedida, M.D.	Director	December 5, 2003
* Iris S. Glassman	Treasurer and Director	December 5, 2003

* Steven Kriegsman	Director	December 5, 2003
* Bruce Simpson	Secretary and Director	December 5, 2003
* Alan G. Wolin, Ph.D.	Director	December 5, 2003
*By:	/s/ R. BRENT LENCZYCKI, CPA R. Brent Lenczycki, CPA as attorney-in-fact	December 5, 2003

Bradley Pharmaceuticals, Inc.
Registration Statement on Form S-3

Exhibit Index

Exhibit Number		Description of Documents
1.1		Form of Underwriting Agreement
5.1	*	Opinion of Epstein Becker & Green, P.C.
23.1	*	Consent of Grant Thornton LLP
23.2	*	Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1)
24.1	*	Power of Attorney (see page II-3 of the initial filing of the registration statement)

*
Previously filed

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  Item 16. Exhibits.
SIGNATURES
Bradley Pharmaceuticals, Inc. Registration Statement on Form S-3 Exhibit Index